                                                                   EXHIBIT 10.44


                         FIRST AMENDMENT TO DISTRIBUTION
                         AND INTERIM SERVICES AGREEMENT

    THIS FIRST AMENDMENT TO DISTRIBUTION AND INTERIM SERVICES AGREEMENT
(this "Amendment") is made and entered into as of January 27, 1998 by and between COMMERCIAL INTERTECH CORP., an Ohio corporation ("Commercial Intertech") and CUNO INCORPORATED, a Delaware corporation ("CUNO").

                              W I T N E S S E T H:

    WHEREAS, Commercial Intertech and CUNO are parties to that certain Distribution and Interim Services Agreement (the "Agreement") dated as of September 10, 1996, entered into in connection with the distribution of CUNO Common Stock (as defined in the Agreement) to the holders of Commercial Intertech Common Stock (as defined in the Agreement) as part of the spin-off of CUNO;

    WHEREAS, the Agreement sets forth certain agreements relating to the transactions necessary to effect such distribution of CUNO Common Stock and the spin-off of CUNO, and certain agreements between the parties in connection with the conduct of business (and sharing of services) thereafter; and

    WHEREAS, Commercial Intertech and CUNO desire to amend the Agreement to provide that corporate opportunities relating to the Cuno Business (as defined in the Agreement) shall be the property of CUNO.

    NOW, THEREFORE, for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Corporate Opportunities. Section 3.09 of the Agreement shall be amended to provide that corporate opportunities relating to the CUNO Business shall be the property or corporate opportunity of CUNO, and as such, Section 3.09 shall be deleted in its entirety and replaced with the following:

                  "SECTION 3.09 Corporate Opportunities. The parties hereto acknowledge that certain of the director and officers of CUNO or a CUNO Subsidiary may also be a director or officer of Commercial Intertech or a Commercial Intertech Subsidiary following the Distribution Date. In connection with the foregoing, the parties hereto agree that following the Distribution Date, no opportunity, transaction, agreement or other arrangement of which an officer or director of Commercial Intertech, a Commercial Intertech Subsidiary or any other Person in which Commercial Intertech or any Commercial Intertech Subsidiary acquires a financial interest, is a party or has knowledge, shall be the property or corporate opportunity of CUNO or any CUNO Subsidiary, unless such opportunity, transaction, agreement or other arrangement relates to the ownership of interests in or the management and operation of the CUNO Business, in which case such opportunity, transaction, agreement or other arrangement shall be the property of CUNO or such CUNO Subsidiary, as appropriate."

         2. Definition of CUNO Business. The definition of CUNO Business for purposes of this Amendment shall be the definition contained in the Agreement, restated as follows:

                  "CUNO Business: the fluid purification business conducted, as of the date of the Agreement, by Commercial Intertech, CUNO and their respective Subsidiaries through the use of the CUNO Assets, and after the Distribution Date to be conducted by CUNO and the CUNO Subsidiaries."

         3. Terms: Effect of Amendment. All capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to them in the Agreement. All other terms and provisions of the Agreement not modified by this Amendment shall remain in full force and effect.

         4. Strict Construction. The language used in this Amendment will be deemed to the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed and delivered as of the day and year first above written.

COMMERCIAL INTERTECH CORP.                       CUNO INCORPORATED
By: /s/ Gilbert M. Manchester                    By: /s/ Mark G. Kachur
    -------------------------------------            ---------------------------
        Gilbert M. Manchester                            Mark G. Kachur
        Vice President, General Counsel and              Chief Executive Officer
        Assistant Secretary






                                      -17-